UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


              -----------------------------------------------------

                                    FORM 8-K
              -----------------------------------------------------



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 18, 2003


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



           MARYLAND 1-13589 36-4173047 (State or other jurisdiction of
                            (Commission File (I.R.S.
                                    Employer
                     incorporation or organization) Number)
                               Identification No.)


            77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601
    -------------------------------------------------------------------------

               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On June 19, 2003, Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), announced the Company sold its National City Center property, a 767,181 square foot office building in Cleveland, Ohio, to an affiliate of National City Corporation pursuant to a previously announced agreement. The closing took place on June 18, 2003. The gross contract price for the sale, including a lease termination fee from an affiliate of the purchaser, was $80.0 million.

The Company received net proceeds of $15.7 million, which includes the return of real estate tax and capital escrows of $2.5 million, and is net of transaction costs, adjustments for prorations, repayment of the property's first mortgage debt of $63.7 million and payment of a loan exit fee of $1.0 million. The Company used $8.1 million of the net proceeds to pay down a portion of its mezzanine debt with Fleet National Bank. The Company used the remaining $7.6 million, plus $0.2 million of additional funds from the Company, to pay down one of the Security Capital Preferred Growth ("SCPG") loans (including accrued interest of $1.7 million) and to pay an extension fee of $0.2 million to extend the maturity dates of both of the SCPG loans until January 12, 2004.

The Company issued a Press Release on June 19, 2003 relating to the foregoing developments. A copy of the Press Release, which is hereby incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1. This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)  Exhibits:

             Exhibit
               No.           Description
               ---           -----------
               99.1          Press  Release of Prime Group  Realty  Trust dated
                             June 19, 2003.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PRIME GROUP REALTY TRUST


Dated: June 19, 2003                      By:   /s/  Louis G. Conforti
                                                ----------------------

                                          Louis G. Conforti
                                          Co-President and
                                          Chief Financial Officer

                                                              EXHIBIT NO. 99.1

FOR IMMEDIATE RELEASE --
THURSDAY, JUNE 19, 2003

                       PRIME GROUP REALTY TRUST CLOSES ON
                  THE SALE OF NATIONAL CITY CENTER AND EXTENDS
                     SECURITY CAPITAL PREFERRED GROWTH LOANS


Chicago, IL. June 19, 2003 - Prime Group Realty Trust (NYSE: PGE) (the "Company") announced today the Company sold its National City Center property in Cleveland, Ohio to an affiliate of National City Corporation pursuant to a previously announced agreement. The Company used $8.1 million of the net proceeds from the transaction to pay down a portion of its mezzanine debt with Fleet National Bank. The remaining $7.6 million of net proceeds, plus $0.2 million of additional funds from the Company, were used to pay down the Security Capital Preferred Growth loans and extend the maturity dates of these loans until January 12, 2004.

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 14 office properties, containing an aggregate of 7.0 million net rentable square feet and 30 industrial properties containing an aggregate of 3.9 million net rentable square feet. In addition, the Company owns 202.1 acres of developable land and joint venture interests in two office properties containing an aggregate of 1.3 million net rentable square feet.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

CONTACT:

 Stephen J. Nardi            Louis G. Conforti
 Chairman of the Board       Office of the President
 312/917-1300                Chief Financial Officer
                             312/917-1300